Exhibit 10.34

[●], 2016

Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, NY 10152

Tel: (212) 407-5200

Attention: Theresa A. Gore

Ladies and Gentlemen:

Reference is made to the Consulting Agreement, dated December 22, 2010, by and among Atkore International Group Inc. (the “Company”), Atkore International Holdings Inc. (“AIH”), Atkore International Inc. (“AII” and, together with the Company and AIH, “Atkore”) and Clayton, Dubilier & Rice, LLC (“CD&R”), as amended by the Letter Agreement, dated June 26, 2014, by and among the Company, AIH, AII and CD&R (the “CD&R Consulting Agreement”). The CD&R Consulting Agreement sets forth, among other things, the fees to be paid to CD&R by Atkore for Consulting Services to be performed by CD&R thereunder. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the CD&R Consulting Agreement.

Upon the terms and conditions of this letter agreement, the parties hereby agree to terminate the CD&R Consulting Agreement in connection with the Company’s initial public offering of shares of its common stock pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-209940) (the “IPO”). In connection with and as consideration for such termination, Atkore, jointly and severally, agrees to pay a fee of $12,800,000 to CD&R (the “CD&R Termination Fee”) on the closing date of the Company’s IPO. Upon the payment of the CD&R Termination Fee, the CD&R Consulting Agreement will terminate, provided that Section 3 thereof shall survive solely as to any portion of any fee for the Initial Services, Advisory Fee or expenses incurred in rendering the Consulting Services accrued, but not paid or reimbursed, prior to such termination. The termination of the CD&R Consulting Agreement shall not affect the CD&R Indemnification Agreement which shall survive such termination.

This letter agreement may be executed in any number of counterparts, with each executed counterpart constituting an original, but all together one and the same instrument. This letter agreement sets forth the entire understanding and agreement among the parties with respect to the transactions contemplated herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed within that state, without regard to principles of conflict of laws to the extent that such principles would require or permit the application of the laws of another jurisdiction.

[Remainder of the page left intentionally blank.]

If the foregoing is in accordance with your understanding and agreement, please sign and return this letter agreement, whereupon this letter agreement shall constitute a binding agreement with respect to the matters set forth herein.

Sincerely,

ATKORE INTERNATIONAL GROUP INC.

By:
Name:
Title:

ATKORE INTERNATIONAL HOLDINGS INC.

By:
Name:
Title:

ATKORE INTERNATIONAL INC.

By:
Name:
Title:

Acknowledged and agreed as of the date first above written:

CLAYTON, DUBILIER & RICE, LLC

By:
Name:	Theresa A. Gore
Title:	Vice President, Treasurer & Assistant Secretary

[Signature Page to Termination Agreement re: Consulting Agreement]